Exhibit 99.1

Group Business Software AG
Consolidated balance sheets US-GAAP

	December 31, 2010	December 31, 2009
Assets	$	$

Cash and cash equivalents
unrestricted	1,870,811	1,719,001
Debtors (Accounts receivable)	5,708,320	2,821,958
Inventories	-	114,170
Deferred tax assets	-	12,284
Prepaid expenses	1,419,707	1,550,634
Other receivables	1,981,887	332,812
Assets held for sale	-	12,372,600

Total current assets	10,980,726	18,923,459

Property, plant and equipment	296,812	275,856
Financial assets	1,369,454	475,845
Deferred tax assets	1,136,135	4,968,740
Goodwill	30,983,438	27,061,745
Software	16,349,896	12,863,820
Other assets	223,630	175,900

Total non-current assets	50,359,364	45,821,906

Total assets	61,340,089	64,745,365

Liabilities and shareholders' equity

Liabilities

Notes payable	1,440,295	-
Liabilities to banks	50,324	83,793
Creditors (Trade payables)	1,891,405	1,383,340
Tax accruals	112,350	45,159
Other accruals	2,797,452	2,083,842
Other liabilities	2,820,002	1,222,992
Deferred income	6,208,458	5,919,527
Liabilities held for sale	-	2,013,729

Total current liabilities	15,320,287	12,752,382

Notes payable	-	1,549,490
Liabilities to banks	780,277	3,231,405
Deferred tax liabilities	878,450	926,357
Retirement benefit obligation	153,962	150,276
Other liabilities	6,127,373	4,426,326

Total non-current liabilities	7,940,061	10,283,853

Total liabilities	23,260,349	23,036,235

Shareholders' equity

Paid-in capital	33,788,171	33,788,171
Retained earnings	(53,508)	3,395,102
Additional paid in capital	4,378,197	4,378,197
Other comprehensive income	(27,224)	144,116

Total shareholders' equity	38,085,636.30	41,705,586

Noncontrolling interest in subsidiaries	(5,896)	3,545

Total equity and liabilities	61,340,089	64,745,365

GROUP Business Software AG
Consolidated Statement of operations US-GAAP
for the years ended December 31, 2010 and December 31, 2009
	Total	Total

	2 0 1 0	2 0 0 9
	$	$

Net sales	27,707,226	31,584,732
Cost of goods sold	14,082,494	11,323,991

Gross profit	13,624,731	20,260,741

Operating expenses
Selling expenses	10,610,545	13,847,697
Administrative expenses	3,853,532	4,481,893
General expenses	1,158,495	703,129

	15,622,572	19,032,719

Operating income	(1,997,841)	1,228,022

Other Income (expense)
Other Income (expense)	2,393,821	454,486
Interest income	16,798	44,626
Interest expense	(471,282)	(263,590)

	1,939,338	235,522

Income (loss) before income taxes	(58,503)	1,463,544

Income tax expense	3,283,091	44,106

Net income (loss)	(3,341,594)	1,419,438

Net loss attributable to non controlling interest	(9,188)	(533)

Net income attibutable to shareholders	(3,332,406)	1,419,971.34

Group Business Software AG
STATEMENTS OF CASH FLOWS US-GAAP
for the year ended December 31, 2010 and
for the year ended December 31, 2009
	2010	2009
Cash flow from operating activties
Net loss / net income	(3,341,594)	1,419,438
Adjustments to reconcile net income to
net cash provided by operating activities
Deferred income taxes	3,239,283	(73,651)
Depreciation and amortization	4,036,047	2,893,795
Gain on disposal of property, plant and equipment	-
Minority interest losses	(9,188)	(714)
Changes in operating assets and liabilities
Accounts receivable and other assets	(5,306,853)	1,959,103
Retirement benefit obligation	14,730	6,696
Inventories		(9,374)
Accounts payable and other liabilities	3,264,726	(2,804,075)

Net cash provided by operating activities	1,897,151	3,391,219

Cash flow from investing activties
Purchase of intangible assets	(3,865,982)	(4,566,331)
Purchase of property, plant and equipment	(159,353)	(479,398)
Purchase of subsidiaries	(251,751)	-
Proceeds from sale of subsidaries	5,052,424	-
Purchase of financial assets	-	42,851

Net cash used in investing activities	775,339	(5,002,878)

Cash flow from financing activties
Net borrowings - banks	(2,221,567)	739,183

Net cash used in financing activities	(2,221,567)	739,183

Effect of exchange rate changes on cash	(299,113)	151,108
	-
	-
Net increase in cash	151,810	(721,368)
Cash and cash equivalents - Beginning of the year	1,719,001	3,563,874
Reclassification to Assets held for sale	-	(1,123,505)

Cash and cash equivalents - End of year	1,870,811	1,719,001